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                                                                     EXHIBIT 5.1

April 6, 2000

VerticalNet, Inc.
700 Dresher Road, Suite 100
Horsham, Pennsylvania 19044

Re:  VerticalNet, Inc.- Registration Statement on Form S-8

Ladies and Gentlemen:

I am general counsel to VerticalNet, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 13,426,148 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company to be issued in connection with the VerticalNet, Inc. Equity Compensation Plan for Employees (1999), as amended, the Tradeum, Inc. 1999 Stock Option Plan for Officers, Directors and Key Providers, as amended, and the Tradeum, Inc. 1999 Stock Option Plan, as amended (collectively, the "Plans"). In rendering the opinion set forth below, I have reviewed (a) the Registration Statement; (b) the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws; (c) certain records of the Company's corporate proceedings as reflected in its minute books; (d) the Plans; and (e) such records, documents, statutes and decisions as we have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original of all documents submitted to me as copies thereof.

Based upon the foregoing, I am of the opinion that the Shares will, when issued in the manner and on the terms described in the Plans, be duly authorized, validly issued, fully paid and non-assessable.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ James W. McKenzie, Jr.
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James W. McKenzie, Jr.